Exhibit 10.1

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 13, 2002, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462, doing business under the name “Silicon Valley East” (“Bank”) and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141 (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.             ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.  Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2.             LOAN AND TERMS OF PAYMENT

2.1           Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

2.1.1        Revolving Advances.

(a)           Availability.  Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services).  Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

(b)           Borrowing Procedure.  To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made.  If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as Exhibit B.  Bank shall credit Advances to Borrower’s deposit account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

(c)           Termination.  The Committed Revolving Line terminates on the Revolving Maturity Date, when the principal amount of all Advances and the unpaid interest thereon, shall be immediately payable.

2.1.2        Letters of Credit.

(a)           Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves.  The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) issued under this Agreement may not exceed $15,000,000.00.  Each Letter of Credit shall have an expiry date  no later than 364 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms reasonably acceptable to Bank on and after (i) the Revolving Maturity Date if the term of this Agreement is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder.  All  Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement.  Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

(b)           The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever.  Borrower shall indemnify, defend, protect,  and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit.

(c)           Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars.  If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

(d)           Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit.  The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate.  The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

2.1.3        Foreign Exchange Sublimit. If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter into foreign exchange forward contracts and options with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”).  Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $15,000,000.00 (the “FX Reserve”).  The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve.  Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4        Cash Management Services Sublimit.  Borrower may use up to $15,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such services Cash Management Services Agreement (the “Cash Management Services”).  Such aggregate  amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Committed Revolving Line.  Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.2           Overadvances.  If Borrower’s Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

2.3           Interest Rate; Payments.

(a)           Interest Rate. The principal amounts outstanding under the Committed Revolving Line shall accrue interest at a per annum rate equal to the Bank’s Prime Rate.  After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default.  The applicable interest rate hereunder shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

(b)           Payments.  Interest is payable on the first of each month.  Bank may debit any of Borrower’s deposit accounts including Account Number 330070667 for principal and interest payments or any amounts Borrower owes Bank. Bank shall promptly notify Borrower when it debits Borrower’s accounts.  These debits are not a set-off.  Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.4           Fees.  Borrower shall pay to Bank:

(a)           Facility Fee.  A fully earned, non–refundable facility fee of $37,500.00 due on the Closing Date; and

(b)           Letter of Credit Fee.  The Borrower shall pay the Bank’s customary fees and expenses for the issuance of Letters of Credit, including, without limitation, a Letter of Credit Fee of One Percent (1.0%) per annum of the face amount of each Letter of Credit issued, upon the issuance or renewal of such Letter of Credit by the Bank; and

(c)           Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses incurred through and after the Closing Date) when due.

2.5           Good Faith Deposit.  Borrower has paid to Bank a good faith deposit of $15,000.00 to initiate Bank’s due diligence review process.  Any portion of the good faith deposit not utilized to pay expenses will be applied to the Facility Fee.

3.             CONDITIONS OF LOANS

3.1           Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Agreement;

(b)           a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)           subordination agreements by certain Persons;

(d)           landlord’s waiver;

(e)           a legal opinion of Borrower’s counsel, in form and substance acceptable to Bank;

(f)            confirmation of guaranties by the Guarantors;

(g)           Collateral/security documentation regarding UK assets;

(h)           financing statements;

(i)            Account Control Agreement/ Investment Account Control Agreement;

(j)            the completion of the Initial Audit;

(k)           insurance certificate;

(l)            payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

(m)          Certificate of Foreign Qualification (if applicable);

(n)           Certificate of Good Standing/Legal Existence; and

(o)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2           Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)           timely receipt of any Payment/Advance Form; and

(b)           the representations and warranties in Section 5 shall be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true.

4.             CREATION OF SECURITY INTEREST

4.1           Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired, and all proceeds and products thereof.  Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.  Bank may place a “hold” on any deposit account pledged as Collateral.

Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.  Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement that is reasonably likely to have a material impact on Borrower’s business or financial condition.  Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code, provided, however, Borrower may dispose of certain Collateral in accordance with Section 7.1. If the Agreement is terminated, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If Borrower shall at any time, acquire a commercial tort claim that may result in proceeds to Borrower, Borrower shall (unless prohibited by law)  promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

5.             REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1           Due Organization and Authorization.  Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled “Perfection Certificate”.  The Borrower represents and warrants to the Bank that as of the date of this Agreement: (a) the Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower’s organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower’s place of business, or, if more than one, its chief executive office as well as the Borrower’s mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete.  If the Borrower does not now have an organizational identification number, but later obtains it, Borrower shall forthwith notify the Bank or such organizational identification number.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2           Collateral.  Borrower has good title to the Collateral, free of Liens except Permitted Liens.  Borrower has no other deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith.  The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.  All Inventory is in all material respects of good and marketable quality, free from obvious defects.  Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business.  Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3           Litigation.  Except as shown in the Schedule, as of the date of this Agreement there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4           No Material Deviation  in Financial Statements.  All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5           Solvency.  Borrower is able to pay its debts (including trade debts) as they mature.

5.6           Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would  not reasonably be expected to cause a Material Adverse Change.

5.7           Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8           Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.             AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1           Government Compliance.  Borrower shall maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or be expected to cause a Material Adverse Change.

6.2           Financial Statements, Reports, Certificates.

(a)           Borrower shall deliver to Bank:  (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;  (ii) as soon as available, but no later than forty-five (45) days after the last day of each of Borrower’s fiscal quarters, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (iii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(b)           Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).

(c)           Within thirty (30) days after the last day of each month and also forty-five (45) days after the last day of each of Borrower’s fiscal quarters, Borrower shall deliver to Bank with the monthly and quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

(d)           Borrower shall allow Bank to audit Borrower’s Accounts at Borrower’s expense.  Such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.  In addition, prior to Bank making any Credit Extensions hereunder, Bank shall have received a satisfactory audit of the Borrower’s Accounts (the “Initial Audit”).

6.3           Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its account debtors shall follow Borrower’s customary practices as they exist at the Closing Date.  Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

6.4           Taxes.  Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

6.5           Insurance.  Borrower shall keep its business and the Collateral insured for risks and in amounts,  standard for Borrower’s industry, and as Bank may reasonably request in Bank’s reasonable discretion.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank.  All property policies shall have a lender’s loss payable endorsement showing Bank as an additional  loss payee and all liability policies shall show the Bank as an additional insured and  all policies shall provide that the insurer must give Bank at least thirty (30) days notice before canceling its policy.  At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy  up to $300,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations.  If Borrower fails to obtain insurance as required under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

6.6           Primary Accounts.  In order to permit the Bank to monitor the Borrower’s financial performance and condition, Borrower shall maintain its primary domestic depository and operating accounts with Bank.   Borrower shall maintain at least $18,000,000 in unrestricted cash (subject to the proviso below) with Bank at all times during the term of this Agreement, provided, however, Borrower may use up to $3,000,000 of such amount to secure letters of credit.  Borrower shall identify to Bank, in writing, of any bank or securities account opened by Borrower with any institution other than Bank.  In addition, for each such account that the Borrower at any time opens or maintains, Borrower shall, at the Bank’s request and option, pursuant to an agreement in form and substance acceptable to the Bank, cause the depositary bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder.  The provisions of this paragraph shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s employees.

6.7           Financial Covenants.

(a)           Liquidity Coverage.  Borrower shall have at all times, to be tested  as of the last day of each month, unrestricted and unencumbered cash equal to or greater than the product of (A) all Obligations (including the stated amount of any issued but undrawn Letters of Credit) hereunder multiplied by (B) two (2.0).

(b)           Profitability.  Borrower shall have quarterly net losses of not more than (i) $40,000,000.00 for the quarter ending December 31, 2001 (excluding all non-cash write off of deferred tax assets); (ii) $7,000,000.00 for the quarter ending March 31, 2002; (iii) $6,000,000.00 for the quarter ending June 30, 2002; (iv) $3,000,000.00 for the quarter ending September 30, 2002; and (v) $2,000,000.00 for each quarter thereafter.

6.8           Intellectual Property.  Borrower shall comply with all terms and conditions of the IP Security Agreement.

6.9           Further Assurances.  Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.             NEGATIVE COVENANTS

Borrower shall not do any of the following without the Bank’s prior written consent, which consent shall not be unreasonably withheld:

7.1           Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn–out or obsolete Equipment.

7.2           Changes in Business, Ownership, Management or Business Locations.  Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership or management.  Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3           Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) such transactions do not in the aggregate exceed $3,000,000.00; (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions; and (iii) the Borrower is the surviving legal entity.   A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4           Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5           Encumbrance.  Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein.  The Collateral may also be subject to Permitted Liens.

7.6           Distributions; Investments.  (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or permit any of its Subsidiaries to do so; (ii) make  infusions of capital by Borrower  into Borrower’s Subsidiaries in amounts exceeding  $5,000,000 in any calendar year; (iii) allow any of Borrower’s Subsidiaries collectively with Borrower to make infusions of capital into Borrower’s Subsidiaries in amounts exceeding $10,000,000 in the aggregate in any calendar year (provided such infusions of capital are not prohibited by Section 7.6(ii) above); or (iv) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7           Transactions with Affiliates.  Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8           Subordinated Debt.  Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

7.9           Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.             EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1           Payment Default.  Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension shall be made during the cure period);

8.2           Covenant Default.  Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower’s attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default.  Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.  During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

8.3           Material Adverse Change.  A Material Adverse Change occurs;

8.4           Attachment.  (i) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower’s assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice.  These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5           Insolvency.  (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

8.6           Other Agreements.  If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a  Material Adverse Change;

8.7           Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.8           Misrepresentations.  If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8.9           Guaranty.  (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (ii) any Guarantor does not perform any obligation under any guaranty of the Obligations; or (iii) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty; or (iv) any circumstance described in Section 7, or Sections 8.4, 8.5 or 8.7 occurs to any Guarantor, or (v) the death, liquidation, winding up, termination of existence, or insolvency of any Guarantor.

9.             BANK’S RIGHTS AND REMEDIES

9.1           Rights and Remedies.  When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations  immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d)           Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)           Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(g)           Dispose of the Collateral according to the Code.

9.2           Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to:  (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower’s insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits.  Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder.  Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3           Accounts Collection.  In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify and/or collect the amount of the Account.  After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4           Bank Expenses.  Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral.  No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5           Bank’s Liability for Collateral.  So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7           Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.           NOTICES

All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below.  Either Bank or Borrower  may change its notice address by giving the other written notice.

If to Borrower:      Art Technology Group, Inc.

25 First Street

Cambridge, Massachusetts 02141

Attn: Mr. Gabriel Parmese

FAX: (617) 386-1105

with a copy to:      Art Technology Group, Inc.

25 First Street

Cambridge, Massachusetts 02141

Attn: Office of the General Counsel

FAX: (617) 386-1105

If to Bank:              Silicon Valley Bank

One Newton Executive Park, Suite 200

2221 Washington Street

Newton, Massachusetts  02462

Attn: Mr. Jonathan Gray

Fax:  (617) 969-4395

with a copy to:      Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attn: David A. Ephraim, Esquire

FAX: (617) 880-3456

11.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.           GENERAL PROVISIONS

12.1         Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2         Ratifications.

(a)           Ratification of Intellectual Property Security Agreement.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 29, 2000 (the “IP Security Agreement”) between Borrower and Bank, and acknowledges, confirms and agrees that except as set forth on the Schedule hereto, the IP Security Agreement (i) remains in full force and effect, (ii)  contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement and (iii) secures the Obligations.

(b)           Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated ___________ and attached hereto as Exhibit E between Borrower and Bank, and acknowledges, confirms and agrees that except as set forth on the Schedule hereto, the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

12.3         Indemnification.  Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for losses in whole or in part caused by Bank’s gross negligence or willful misconduct.

12.4         Right of Set-Off.  In consideration of Bank’s agreement to enter into this Agreement,  Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.5         Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.6         Severability of Provision.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7         Amended and Restated Agreement.  This Agreement shall amend and restate in its entirety a certain Loan and Security Agreement dated as of December 29, 2000 between Borrower and Bank, as amended by a certain Loan Modification Agreement dated as of March 30, 2001, as further amended by a certain Second Loan Modification Agreement dated as of June 29, 2001, as further amended by a certain Third Loan Modification Agreement dated June 23, 2001.

12.8         Amendments in Writing; Integration.  All amendments to this Agreement must be in writing signed by both Bank and Borrower.  This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.9         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.10       Survival.  All covenants, representations and warranties made in this Agreement continue in full force while  any Obligations remain outstanding.  The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.11       Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

13.           DEFINITIONS

13.1         Definitions.

“Accounts” are all existing and later arising accounts, contract rights, and  other  obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and  all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

“Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowing Base” is 80.0% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Accounts.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

“Collateral” is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, including, without limitation, the property described on Exhibit A.

“Committed Revolving Line” is an Advance or Advances of up to Fifteen Million Dollars ($15,000,000.00).

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co–made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, Letter of Credit, FX Forward Contract, or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice.  Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a)           Accounts that the account debtor has not paid within ninety (90) days of invoice date;

(b)           Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)           Credit balances over ninety (90) days from invoice date;

(d)           Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(e)           Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

(f)            Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

(g)           Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i)            Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j)            Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k)           Accounts for which Bank reasonably determines after inquiry and consultation with Borrower collection to be doubtful.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor has a place of business in the United Kingdom and are:  (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations, including Art Technology Group (Europe) Limited.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a)           Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions  and all licenses or other rights to use and all license fees and royalties from the use;

(b)           Any trade secrets and any Intellectual Property rights in computer software and computer software products now or later existing, created, acquired or held;

(c)           All design rights which may be available to Borrower now or later created, acquired or held;

(d)           Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above.

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IP Security Agreement” has the meaning set forth in Section 12.2(a)

“Letter of Credit” means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change “ is: (i) A material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iv) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations–in–part of the same.

“Permitted Indebtedness” is:

(a)           Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

(b)           Indebtedness existing on the Closing Date and shown on the Schedule;

(c)           Subordinated Debt;

(d)           Indebtedness to trade creditors incurred in the ordinary course of business;

(e)           Overdraft facilities at banks not located in the United States, provided, however, the credit availability for all such facilities shall not to exceed US$1,000,000.00 in the aggregate;

(f)            Indebtedness secured by Permitted Liens; and

(g)           Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are those investments outlined on Borrower’s board of director’s approved investment guidelines attached hereto as Exhibit F.

“Permitted Liens” are:

(a)           Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b)           Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c)           Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

(d)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Revolving Maturity Date” is December 27, 2002.

“Schedule” is any attached schedule of exceptions attached hereto.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

“Subsidiary” of any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

ART TECHNOLOGY GROUP, INC.

By:

Name:

Title:

BANK:

SILICON VALLEY BANK, d/b/a

SILICON VALLEY EAST

By:

Name:

Title:

SILICON VALLEY BANK

By:

Name:

Title:
(Signed in Santa Clara County, California)

695927.5

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know–how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

 EXHIBIT B

Loan Payment/Advance Request Form

Deadline for same day processing is 3:00 E.S.T.

Fax To:  (617) 969–5965                                                                                        Date:

LOAN PAYMENT:

Sample documents Client Name (Borrower)

From Account #                                                                                             To Account #

                                          (Deposit Account #)                                                                                            (Loan Account #)

Principal $                                                        and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:                                                                                                  Phone Number:

 Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #                                                                                             To Account #

                (Loan Account #)                                                                                                      (Deposit Account #)

Amount of Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:                                                                                    Phone Number:

Outgoing Wire Request

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 3:00pm, E.S.T.

Beneficiary Name:                                                                            Amount of Wire: $

Beneficiary Bank:                                                                             Account Number:

City and Sate:

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __ __      Beneficiary Bank Code (Swift, Sort, Chip, etc.):

                                                                                                            (For International Wire Only)

Intermediary Bank:                                                                           Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:                                     2nd Signature (If Required):

Print Name/Title:                                                              Print Name/Title:

Telephone #                                                      Telephone #

EXHIBIT C

BORROWING BASE CERTIFICATE

____________________________________________________________________________________________

Borrower:   Art Technology Group, Inc.                                      Lender:   Silicon Valley Bank

Commitment Amount:     $15,000,000.00

____________________________________________________________________________________________

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of ____________________	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 50% over 90 day accounts	$
6.	Credit balances over 90 days	$
7.	Concentration Limits	$
8.	Foreign Accounts (except Acceptable Foreign Accounts)	$
9.	Governmental Accounts	$
10.	Contra Accounts	$
11.	Promotion or Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain on reverse)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
15.	Eligible Accounts (#3 minus #14)	$
16.	LOAN VALUE OF ACCOUNTS (80% of #15)	$

BALANCES
17.	Maximum Loan Amount	$
18.	Total Funds Available (Lesser of #17 or #16)	$
19.	Present balance owing on Line of Credit	$
20.	Outstanding under Sublimits	$
21.	RESERVE POSITION (#18 minus #19 and #20)	$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY

Received by: _______________________
authorized signer

Date: _____________________________

Verified: __________________________
authorized signer

Date: _____________________________
Compliance Status: Yes No
3

COMMENTS:

By: ___________________________

Authorized Signer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:             SILICON VALLEY BANK

FROM:       ART TECHNOLOGY GROUP, INC.

The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with CC	Monthly within 30 days		Yes	No
Quarterly financial statements with CC	Quarterly within 45 days		Yes	No
Annual (CPA Audited)	FYE within 120 days		Yes	No
BBC A/R Agings	Monthly within 30 days		Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity	$*	$_____	Yes	No

Maintain on a Quarterly Basis:
Profitability:	$**	$_____	Yes	No

*See Section 6.7(a) of the Agreement

**See Section 6.7(b) of the Agreement

BANK USE ONLY

Received by: _______________________
authorized signer

Date: _____________________________

Verified: __________________________
authorized signer

Date: _____________________________
Compliance Status: Yes No
3

Comments Regarding Exceptions:  See Attached.

Sincerely,

_____________________________

Signature

_____________________________

Title

_____________________________

Date

695927.1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Agreement”) is made as of the June 13, 2002 by and between ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141(“Grantor”), and SILICON VALLEY BANK, a California banking corporation (“Lender”).

RECITALS

A.            Lender has agreed to make advances of money and to extend certain financial accommodations to Grantor (the “Loan”), pursuant to a certain Loan and Security Agreement of even date herewith between Grantor and Lender, as amended from time to time (as amended, the “Loan Agreement”).  The Loan is secured pursuant to the terms of the Loan Agreement.  Lender is willing to enter into certain financial accommodations with Borrower, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement.  Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

B.            Pursuant to the terms of the Loan Agreement, Grantor has granted to Lender a security interest in all of Grantor’s right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral (as defined therein).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Grantor’s Indebtedness (as defined below), Grantor hereby represents, warrants, covenants and agrees as follows:

14.           Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future indebtedness, obligations and liabilities to Lender (hereinafter, the “Indebtedness”), including, without limitation, under the Loan Agreement, Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property collateral (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)           Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on EXHIBIT A attached hereto (collectively, the “Copyrights”);

(b)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on EXHIBIT B attached hereto (collectively, the “Patents”);

(e)           Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on EXHIBIT C attached hereto (collectively, the “Trademarks”);

(f)            All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on EXHIBIT D attached hereto (collectively, the  “Mask Works”);

(g)           Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)           All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights, including, without limitation those set forth on EXHIBIT E attached hereto; and

(i)            All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)            All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.             Authorization and Request.  Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement.

3.             Covenants and Warranties.  Grantor represents, warrants, covenants and agrees as follows:

(a)           Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business.

(b)           Performance of this IP Agreement does not conflict with or result in a breach of any IP Agreement to which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor’s or other party’s consent and this IP Agreement constitutes a security interest.

(c)           During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business or as set forth in this IP Agreement;

(d)           To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

(e)           Grantor shall promptly advise Lender of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Agreement;

(f)            Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Lender in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

2

(g)           Grantor shall promptly register the most recent version of any of Grantor’s Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Lender may reasonably request from time to time to perfect or continue the perfection of Lender’s interest in the Intellectual Property Collateral;

(h)           This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Agreement will create at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Lender a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause (i) below;

(i)            To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights  with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Lender of its rights and remedies thereunder;

(j)            All information heretofore, herein or hereafter supplied to Lender by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

(k)           Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Lender’s prior written consent, which consent shall not be unreasonably withheld.  Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interest in any property included within the definition of the Intellectual property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

(l)            Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Lender in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral of the rights and remedies of Lender in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4.             Lender’s Rights.  Lender shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor.  Grantor shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5.             Inspection Rights.  Grantor hereby grants to Lender and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than once in every six (6) months; provided, however, nothing herein shall entitle Lender access to Grantor’s trade secrets and other proprietary information.

3

6.             Further Assurances; Attorney in Fact.

(a)           On a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Lender, to perfect Lender’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Lender the grant or perfection of a security interest in all Intellectual Property Collateral.

(b)           Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Lender or otherwise, from time to time in Lender’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

(i)            To modify, in its sole discretion, this IP Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Grantor no longer has or claims any right, title or interest; and

(ii)           To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law.

7.             Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

(a)           An Event of Default occurs under the Loan Agreement; or any document from Grantor to Lender; or

(b)           Grantor breaches any warranty or agreement made by Grantor in this IP Agreement.

8.             Remedies.  Upon the occurrence and continuance of an Event of Default, Lender shall have the right to exercise all the remedies of a secured party under the Massachusetts Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Lender has a security interest and to make it available to Lender at a place designated by Lender.  Lender shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit Lender to exercise its rights and remedies upon the occurrence of an Event of Default.  Grantor will pay any expenses (including reasonable attorney’s fees) incurred by Lender in connection with the exercise of any of Lender’s rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral.  All of Lender’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9.             Indemnity.  Grantor agrees to defend, indemnify and hold harmless Lender and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following or consequential to transactions between Lender and Grantor, whether under this IP Agreement or otherwise (including without

4

limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Lender’s gross negligence or willful misconduct.

10.           Reassignment.  At such time as Grantor shall completely satisfy all of the obligations secured hereunder, Lender shall execute and deliver to Grantor all deeds, assignments, and other instruments as may be necessary or proper to reinvest in Grantor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Lender pursuant hereto.

11.           Course of Dealing.  No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.           Attorneys’ Fees.  If any action relating to this IP Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

13.           Amendments.  This IP Agreement may be amended only by a written instrument signed by both parties hereto.

14.           Counterparts.  This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

15.           Law and Jurisdiction.  This IP Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, GRANTOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

GRANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

16.           Confidentiality.  In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender’s subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Lender’s examination or audit; and (v) as Lender considers appropriate in exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

5

EXECUTED as a sealed instrument under the laws of the Commonwealth of Massachusetts on the day and year first written above.

Address of Grantor:	GRANTOR:

ART TECHNOLOGY GROUP, INC.

By:

Name:

Title:

6

Exhibit “A” attached to that certain Intellectual Property Security Agreement dated June 13, 2002

EXHIBIT “A”

COPYRIGHTS

SCHEDULE A - ISSUED COPYRIGHTS

COPYRIGHT	REGISTRATION	DATE OF
DESCRIPTION	NUMBER_	ISSUANCE

NONE

SCHEDULE B - PENDING COPYRIGHT APPLICATIONS

FIRST DATE
COPYRIGHT	APPLICATION	DATE OF	DATE OF	OF PUBLIC
DESCRIPTION	NUMBER	FILING	CREATION	DISTRIBUTION

SEE EXHIBIT C-1

SCHEDULE C - UNREGISTERED COPYRIGHTS (Where No Copyright Application is Pending)

DATE AND
RECORDATION
NUMBER OF IP
AGREEMENT WITH
OWNER OR ORIGINAL
			GRANTOR IF	ORIGINAL AUTHOR
			AUTHOR OR OWNER	OR OWNER OF
FIRST DATE			OF COPYRIGHT	COPYRIGHT IS
COPYRIGHT	DATE OF	OF	IS DIFFERENT	DIFFERENT ROM
DESCRIPTION	CREATION	DISTRIBUTION	FROM GRANTOR	GRANTOR____

ALL DYNAMO VERSIONS

7

Exhibit “B” attached to that certain Intellectual Property Security Agreement dated June 13, 2002.

EXHIBIT “B”

PATENTS

PATENT

DESCRIPTION     DOCKET NO.       COUNTRY            SERIAL NO.                          FILING DATE       STATUS

NONE GRANTED

8

Exhibit “C” attached to that certain Intellectual Property Security Agreement dated June 13, 2002

EXHIBIT “C”

TRADEMARKS

TRADEMARK

DESCRIPTION     COUNTRY            SERIAL NO.                          REG. NO                                STATUS

SEE ATTACHED EXHIBIT C-1

9

Exhibit “D” attached to that certain Intellectual Property Security Agreement dated June 13, 2002

EXHIBIT “D”

MASK WORKS

MASK WORK

DESCRIPTION     COUNTRY            SERIAL NO.                          REG. NO                                STATUS

NONE

10

Exhibit “E” attached to that certain Intellectual Property Security Agreement dated June 13, 2002

EXHIBIT “E”

LICENSES

NONE

11

Service Marks and Trademarks Ownded by Art Technology Group, Inc.

as of June 2002

EXHIBIT C-1 TO IP SECURITY AGREEMENT

Mark	Country	Serial No.	Filing Date	Goods	Status
ART TECHNOLOGY GROUP	South Africa	99/07311	04/30/99

Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking(supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computer, including computer programs of all kinds including but not limited to computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and computer programs for use in enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

Under examination
ART TECHNOLOGY GROUP	United States	75/521744	07/20/98

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; computer programs for use in enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

Awaiting acceptance of Statement of Use by 10/23/02
ATG	Japan	11-42669	05/13/99	Memory media storing global network computer programs and computer programs for use in enhancing the capability of global network servers	Approved for registration
ATG	South Africa	99/07312	04/30/99

Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers, computer programs of all kinds including but not limited to global network computer programs and computer programs for use in enhancing the capability of global network servers

Published

1

Mark	Country	Serial No.	Filing Date	Goods	Status
DYNAMO	Norway	1999/04426	05/04/99	Computer programs for use in developing applications used in globally interconnected computer networks and in developing database-driven globally interconnected computer networks	Suspended pending resolution of Dinamo Norge’s Dinamo
DYNAMO	South Africa	99/07313	04/30/99

Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers, computer programs of all kinds including but not limited to global network computer programs and computer programs for use in enhancing the capability of global network servers

Under examination
MISCELLANEOUS DESIGN (dot in box)	South Africa	99/10391	06/11/99

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and computer programs for enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

Under examination

2

Mark	Country	Serial No.	Filing Date	Goods	Status
AD STATION	United States	2252984	06/15/99	Computer programs for use in creating and administering online advertising and for creating customer profiles	Section 8 Affidavit due 06/15/05
ART TECHNOLOGY GROUP	European Community	926873	01/17/00

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and computer programs for use in enhancing the capability of global network servers; computer programs for personalising information to potential customers; computer programs for use in building, customising and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database driven applications

					Renewal due 09/10/08
ART TECHNOLOGY GROUP	Japan	4398974	07/14/00

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and programs for use in enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications; applied electronic machines and instruments, electrical communication machines and apparatus, toys for television games for home use, records

					Renewal due 07/14/10
ART TECHNOLOGY GROUP	Norway	207761	04/05/01

Scientific, nautical, surveying, electric, photographic, cinematographic, optical, weighing, measuring, signaling, checking(supervision), life-saving and teaching apparatus and instruments; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computer, including computer programs of all kinds including but not limited to computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and computer programs for use in enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

					Renewal due 04/05/11
ATG	European Community	1158021	07/17/00	Global network computer programs and computer programs for use in enhancing the capability of global network servers	Renewal due 04/30/09

3

Mark	Country	Serial No.	Filing Date	Goods	Status
ATG	Norway	200299	11/15/99	Global network computer programs and computer programs for use in enhancing the capability of global network servers	Renewal due 11/15/09
ATG	United States	2243125	05/04/99	Global network computer programs and computer programs for use in enhancing the capability of global network servers	Section 8 Affidavit 05/04/05
DYNAMO	European Community	927137	01/26/01

Computer programs for use in developing applications used in globally interconnected computer networks and in developing data-base-driven applications; computer programs for use in creating and enhancing information sites in globally interconnected computer networks

					Renewal due 09/10/08
DYNAMO	United States	2155205	05/05/98

Computer programs for use in developing applications used in globally interconnected computer networks and in developing database-driven applications; computer programs for use in creating and enhancing information sites in globally interconnected computer networks

					Section 8 Affidavit 05/05/04
MISCELLANEOUS DESIGN (dot in box)	European Community	1210566	09/12/00

Computer programs for use in creating and administering on line advertising and for creating and developing customer profiles; global network computer programs and computer programs for enhancing the capability of global networks servers; computer programs for personalising information to potential customers; computer programs for use in building, customising and managing on-line store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

					Renewal due 06/11/09
MISCELLANEOUS DESIGN (dot in box)	Norway	199900	10/14/99

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; global network computer programs and computer programs for enhancing the capability of global networks servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing and managing on-line store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

					Renewal due 10/14/09
MISCELLANEOUS DESIGN (dot in box)	Switzerland	438379	06/14/99

Computer programs for use in creating and administering on line advertising and for creating and developing customer profiles; global network computer programs and computer programs for enhancing the capability of global networks servers; computer programs for personalising information to potential customers; computer programs for use in building, customising and managing on-line store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

					Renewal due 06/14/09

4

Mark	Country	Serial No.	Filing Date	Goods	Status
MISCELLANEOUS DESIGN (dot in box)	United States	2485731	09/04/01

Computer programs for use in creating and administering online advertising and for creating and developing customer profiles; computer programs for use in enhancing the capability of global network servers; computer programs for personalizing information to potential customers; computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and enhancing information sites and developing applications used in globally interconnected computer networks and in developing database-driven applications

					Section 8 Affidavit due 09/04/07
PROFILE STATION	United States	2238533	04/13/99	Computer programs for developing customer profiles and for personalizing information to potential customers	Section 8 Affidavit due 04/13/05
RETAIL STATION	United States	2238537	04/13/99	Computer programs for use in building, customizing, and managing online store fronts	Section 8 Affidavit due 04/13/05

5

Mark	Country	Serial No.	Filing Date	Goods	Status
DYNAMO	Japan	11-42670	05/13/99

Magnetic memory media storing computer programs for use in developing applications used in globally interconnected computer networks and in developing database-driven applications; magnetic memory media storing computer programs for use in creating and enhancing information sites in globally interconnected computer networks

Abandoned per L. Handman 08/01/01
PERSONALIZATION CONTROL CENTER	United States	75/548301	09/04/98

Computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and administering online advertising and for creating customer profiles; computer programs for developing customer profiles and for personalizing to potential customers

Abandoned per L. Handman 12/23/01
PERSONALIZATION SYSTEM	United States	75/548043	09/04/98

Computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and administering online advertising and for creating customer profiles; computer programs for developing customer profiles and for personalizing to potential customers

Abandoned per D. Brown 01/12/99
RELATIONSHIP COMMERCE	United States	75/403997	12/11/97

Computer programs for use in building, customizing, and managing online store fronts; computer programs for use in creating and administering online advertising and for creating customer profiles; computer programs for developing customer profiles and for personalizing information to potential customers

Abandoned per L. Handman 08/16/00

6